UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 22, 2019

W. P. Carey Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-13779	45-4549771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY		10020
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	"WPC"	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 — Entry Into a Material Definitive Agreement.

Summary

As detailed below, on October 22, 2019, W. P. Carey Inc., a Maryland corporation (“WPC” or the “Company”) entered into certain agreements in connection with the proposed Merger of CWI 1 with and into a subsidiary of CWI 2 (each as hereinafter defined), both of which are publicly-held non-traded real estate investment trusts for which WPC has served as the external advisor. In connection with the Merger, WPC has entered into an internalization agreement and transition services agreement, as more thoroughly described below.

Immediately following the closing of the Merger, which is subject to customary conditions:

(i)	the advisory agreements between a subsidiary of WPC and each of CWI 1 and CWI 2 and each of their respective operating partnerships will terminate;

(ii)	the operating partnerships of each of CWI 1 and CWI 2 will redeem the special general partnership interest that certain subsidiaries of WPC currently hold, for which WPC will receive approximately $97 million in consideration, comprised of $65 million in shares of CWI 2 preferred stock and 2,840,549 shares in CWI 2 common stock valued at approximately $32 million;

(iii)	CWI 2 will internalize the management services currently provided by a subsidiary of WPC; and

(iv)	WPC and its affiliates will provide certain transition services to CWI 2 for, what is currently expected to be, a period of approximately twelve months from closing, in each instance, as more thoroughly described below.

Background

Pursuant to the terms of that certain (i) Amended and Restated Advisory Agreement dated as of January 1, 2016 (as amended, the “CWI 1 Advisory Agreement”), by and among Carey Lodging Advisors, LLC, a Delaware limited liability company and indirect subsidiary of WPC (“Advisor”), Carey Watermark Investors Incorporated, a Maryland corporation (“CWI 1”), and CWI OP, LP, a Delaware limited partnership and the operating partnership of CWI 1 (“CWI 1 OP”), Advisor provides certain advisory services to CWI 1, and (ii) Advisory Agreement dated as of February 9, 2015 (as amended, the “CWI 2 Advisory Agreement”), by and among Advisor, Carey Watermark Investors Incorporated 2, a Maryland corporation (“CWI 2”), and CWI 2 OP, LP, a Delaware limited partnership and the operating partnership of CWI 2 (“CWI 2 OP”), Advisor provides certain advisory services to CWI 2.

Pursuant to the terms of that certain (i) Agreement of Limited Partnership dated as of September 15, 2010 (as amended, the “CWI 1 LPA”), by and among Carey Watermark Holdings, LLC, a Delaware limited liability company and indirect subsidiary of WPC (“SGP”), CWI 1 OP, and CWI 1, SGP holds a special general partnership interest in CWI 1 OP (the “CWI 1 SGP Interest”), and (ii) Agreement of Limited Partnership dated as of February 9, 2015 (as amended, the “CWI 2 LPA”), by and among Carey Watermark Holdings 2, LLC, a Delaware limited liability company and indirect subsidiary of WPC (“SGP 2”), CWI 2 OP and CWI 2, SGP 2 holds a special general partnership interest in CWI 2 OP (the “CWI 2 SGP Interest”).

On October 22, 2019, CWI 1, CWI 2, and Apex Merger Sub LLC, a Maryland limited liability company and direct, wholly-owned subsidiary of CWI 2 (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Subject to the terms and conditions of the Merger Agreement, CWI 1 will merge with and into Merger Sub, whereupon the separate existence of Merger Sub will cease and CWI 1 will survive as a direct, wholly-owned subsidiary of CWI 2 (the “Merger”).

Internalization Agreement

On October 22, 2019, WPC entered into that certain Internalization Agreement (the “Internalization Agreement”), by and among CWI 1, CWI 1 OP, CWI 2, CWI 2 OP, WPC, SGP, Advisor, CLA Holdings, LLC, a Delaware limited liability company and indirect subsidiary of WPC (“CLA”), Carey REIT II, Inc., a Maryland corporation and indirect subsidiary of WPC (“Carey II”), SGP 2, WPC Holdco LLC, a Delaware limited liability company and direct subsidiary of WPC (“Holdco”), Watermark Capital Partners, LLC, a Delaware limited liability company, CWA, LLC, an Illinois limited liability company and CWA 2, LLC, an Illinois limited liability company.

Subject to the terms and conditions of the Internalization Agreement, immediately following closing of the Merger, (i) CWI 1 OP will redeem the CWI 1 SGP Interest held by SGP, and (ii) CWI 2 OP will redeem the CWI 2 SGP Interest held by SGP 2 (collectively, the “Redemption”). As consideration for the Redemption and the other transactions contemplated by the Internalization Agreement, immediately following the closing of the Merger, CWI 2 will issue (i) 2,840,549 shares of CWI 2’s Class A Common Stock, $0.001 par value per share, to certain subsidiaries of WPC (CLA, Carey II and Holdco), and (ii) shares of CWI 2’s Series A Preferred Stock, $0.001 par value per share, to certain subsidiaries of WPC (CLA, Carey II and Holdco), with a liquidation preference of $65,000,000 in the aggregate. Following the Redemption, SGP and SGP 2 shall have no further liability or obligation pursuant to the CWI 1 OP LPA or CWI 2 OP LPA, respectively.

Immediately following the consummation of the Redemption, the CWI 1 Advisory Agreement and the CWI 2 Advisory Agreement will each be terminated, and the combined company will internalize its management.

For so long as WPC beneficially owns CWI 2 capital stock with a value, determined in accordance with the Internalization Agreement (i) equal to or greater than $100 million, WPC shall have the right to designate two directors for election to CWI 2’s Board of Directors, (ii) equal to or greater than $50 million but less than $100 million, WPC shall have the right to designate one director for election to CWI 2’s Board of Directors, and (iii) less than $50 million, WPC shall have no right to designate any directors for election to CWI 2’s Board of Directors.

The closing of the Internalization Agreement is subject to certain conditions, including but not limited to the consummation of the Merger.

The foregoing description of the Internalization Agreement does not purport to be complete and is qualified in its entirety by the full text of the Internalization Agreement, which is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Transition Services Agreement

On October 22, 2019, WPC entered into that certain Transition Services Agreement (the “Transition Services Agreement”), by and between WPC and CWI 2. Pursuant to the terms of the Transition Services Agreement, from and after the closing of the Merger, WPC will provide, or cause its affiliates to provide, CWI 2 with certain services, in each case on a transitional basis and subject to the terms and conditions set forth therein.

The services provided under the terms of the Transition Services Agreement are to be consistent with the services provided under the CWI 1 Advisory Agreement and CWI 2 Advisory Agreement; provided, however, that WPC to the extent that an employee of WPC is hired by CWI 2 from and after the Closing, from and after such hiring, WPC has no further obligation to provide any services to CWI 2 which were previously provided by such person prior to such hiring. Pursuant to the terms of the Transition Services Agreement, CWI 2 is obligated to use commercially reasonable efforts to make a transition of each service provided thereunder to its own internal organization or to obtain alternate third-party sources to provide such services as promptly as practicable.

The foregoing description of the Transition Services Agreement does not purport to be complete and is qualified in its entirety by the full text of the Transition Services Agreement, which is being filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02 — Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the termination of the CWI 1 Advisory Agreement and the CWI 2 Advisory Agreement is incorporated by reference into this Item 1.02.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Internalization Agreement dated as of October 22, 2019, by and among Carey Watermark Investors Incorporated, CWI OP, LP, Carey Watermark Investors 2 Incorporated, CWI 2 OP, LP, W. P. Carey Inc., Carey Watermark Holdings, LLC, Carey Watermark Holdings 2, LLC, Carey Lodging Advisors, LLC, Watermark Capital Partners, LLC, CWA, LLC, and CWA 2, LLC

10.2	Transition Services Agreement dated as of October 22, 2019, by and between W. P. Carey Inc. and Carey Watermark Investors 2 Incorporated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

W. P. Carey Inc.

Date: October 22, 2019	By:	/s/ Susan C. Hyde
Susan C. Hyde
Chief Administrative Officer